Exhibit 4(b)

KANSAS GAS AND ELECTRIC COMPANY
TO
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(successor-in-interest to Guaranty Trust Company of New York)
and
RICHARD TARNAS
(successor to Judith L. Bartolini, W. A. Spooner, Henry A. Theis, Oliver R. Brooks,
Wesley L. Baker, Edwin F. McMichael and R. Amundsen)
as Trustees under Kansas Gas and Electric Company’s
Mortgage and Deed of Trust, Dated as of April 1, 1940
SIXTY-FIRST SUPPLEMENTAL INDENTURE
Providing, among other things, for
FIRST MORTGAGE BONDS, 4.30% SERIES DUE 2044
Dated as of July 2, 2014

SIXTY-FIRST SUPPLEMENTAL INDENTURE
INDENTURE, dated as of July 2, 2014, between Kansas Gas and Electric Company, a corporation of the State of Kansas (formerly named KCA Corporation and successor by merger to Kansas Gas and Electric Company, a corporation of the State of Kansas, hereinafter sometimes called the “Company-Kansas”), whose post office address is 100 North Broadway Street, Suite 800, Wichita, Kansas 67202 (hereinafter sometimes called the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, whose post office address is 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602 (successor-in-interest to Guaranty Trust Company of New York (the “Corporate Trustee”)), and Richard Tarnas (successor to Judith L. Bartolini, W.A. Spooner, Henry A. Theis, Oliver R. Brooks, Wesley L. Baker, Edwin F. McMichael and R. Amundsen, and being hereinafter sometimes called the “Individual Trustee”), whose post office address is 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602 (the Corporate Trustee and the Individual Trustee being hereinafter together sometimes called the “Trustees”), as Trustees under the Mortgage and Deed of Trust together with any indenture supplemental thereto (including this Indenture (hereinafter sometimes called the “Sixty-First Supplemental Indenture”)), dated as of April 1, 1940 (hereinafter called the “Mortgage”), which Mortgage was executed and delivered by Kansas Gas and Electric Company, a corporation of the State of West Virginia to which the Company-Kansas was successor by merger (hereinafter sometimes called the “Company-West Virginia”), to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage;

WHEREAS, the Company-West Virginia caused the Mortgage to be filed for record as a mortgage of real property and as a chattel mortgage in the offices of the Registers of Deeds in various counties in the State of Kansas, and on April 25, 1940 paid to the Register of Deeds of Sedgwick County, Kansas, that being the County in which the Mortgage was first filed for record, the sum of $40,000 in payment of the Kansas mortgage registration tax as provided by Section 79-3101 et seq., General Statutes of Kansas 1935; and
WHEREAS, by the Mortgage, the Company-West Virginia covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired, intended to be subject to the lien thereof; and
WHEREAS, an instrument, dated May 31, 1949, was executed by the Company-West Virginia appointing Oliver R. Brooks as Individual Trustee in succession to said Henry A. Theis, resigned, under the Mortgage, and by Oliver R. Brooks accepting the appointment as Individual Trustee under the Mortgage in succession to said Henry A. Theis, which instrument was filed for record in the offices of the Registers of Deeds in various counties in the State of Kansas; and
WHEREAS, an instrument, dated March 3, 1958, was executed by the Company-West Virginia appointing Wesley L. Baker as Individual Trustee in succession to said Oliver R. Brooks, resigned, under the Mortgage, and by Wesley L. Baker accepting the appointment as Individual Trustee under the Mortgage in succession to said Oliver R. Brooks, which instrument was filed for record in the offices of the Registers of Deeds in various counties in the State of Kansas; and
WHEREAS, an instrument, dated November 20, 1969, was executed by the Company-West Virginia appointing Edwin F. McMichael as Individual Trustee in succession to said Wesley L. Baker, resigned, under the Mortgage, and by Edwin F. McMichael accepting the appointment as Individual Trustee under the Mortgage in succession to said Wesley L. Baker, which instrument was filed for record in the offices of the Registers of Deeds in various counties in the State of Kansas; and
WHEREAS, by the Twenty-seventh Supplemental Indenture mentioned below, the Company-Kansas, among other things, appointed R. Amundsen as Individual Trustee in succession to said Edwin F. McMichael, resigned, under the Mortgage, and by R. Amundsen accepting the appointment as Individual Trustee under the Mortgage in succession to said Edwin F. McMichael; and
WHEREAS, by the Thirty-second Supplemental Indenture mentioned below, the Company-Kansas, among other things, appointed W. A. Spooner as Individual Trustee in succession to said R. Amundsen, resigned, under the Mortgage, and by W. A. Spooner accepting the appointment as Individual Trustee under the Mortgage in succession to said R. Amundsen; and
WHEREAS, by the Fortieth Supplemental Indenture mentioned below, the Company-Kansas, among other things, appointed Judith L. Bartolini as Individual Trustee in succession to said W.A. Spooner resigned, under the Mortgage, and by Judith L. Bartolini accepting the appointment as Individual Trustee under the Mortgage in succession to said W.A. Spooner; and
WHEREAS, as reflected in the Fifty-sixth Supplemental Indenture mentioned below, by appointment of Individual Trustee dated January 21, 2011 the Company-Kansas appointed Richard Tarnas as Individual Trustee in succession to said Judith L. Bartolini, and Richard Tarnas accepted such appointment as Individual Trustee under the Mortgage in succession to said Judith L. Bartolini; and
WHEREAS, the Company-West Virginia executed and delivered to the Trustees a First Supplemental Indenture, dated as of June 1, 1942 (which supplemental indenture is hereinafter sometimes called the “First Supplemental Indenture”); and
WHEREAS, the Company-West Virginia caused the First Supplemental Indenture to be filed for record as a mortgage of real property and as a chattel mortgage in the offices of the Registers of Deeds in various counties in the State of Kansas, but paid no mortgage registration tax in connection with the recordation of the First Supplemental Indenture, no such tax having been payable in connection with such recordation; and
WHEREAS, the Company-West Virginia executed and delivered to the Trustees the following supplemental indentures:

Designation	Dated as of
Second Supplemental Indenture	March 1, 1948
Third Supplemental Indenture	December 1, 1949
Fourth Supplemental Indenture	June 1, 1952
Fifth Supplemental Indenture	October 1, 1953
Sixth Supplemental Indenture	March 1, 1955
Seventh Supplemental Indenture	February 1, 1956
Eighth Supplemental Indenture	January 1, 1961
Ninth Supplemental Indenture	May 1, 1966
Tenth Supplemental Indenture	March 1, 1970
Eleventh Supplemental Indenture	May 1, 1971
Twelfth Supplemental Indenture	March 1, 1972

which supplemental indentures are hereinafter sometimes called the Second through Twelfth Supplemental Indentures, respectively; and
WHEREAS, the Company-West Virginia caused the Second through Eighth Supplemental Indentures to be filed for record as a mortgage of real property and as a chattel mortgage in the offices of the Registers of Deeds in various counties in the State of Kansas, and caused the Ninth through Twelfth Supplemental Indentures to be filed for record as a mortgage of real property in the offices of the Registers of Deeds in various counties in the State of Kansas and as a chattel mortgage in the Office of the Secretary of State of Kansas, and on the following dates paid to the Register of Deeds of Sedgwick County, Kansas, that being the County in which the Second through Twelfth Supplemental Indentures were first filed for record as a mortgage of real property, the following amounts:

Date	Amount
March 30, 1948	$12,500
December 7, 1949	7,500
June 17, 1952	30,000
October 21, 1953	25,000
March 22, 1955	25,000
March 5, 1956	17,500
January 24, 1961	17,500
May 17, 1966	40,000
March 10, 1970	87,500
May 19, 1971	87,500
March 23, 1972	62,500

such amounts being in payment of the Kansas mortgage registration tax as provided by the then currently applicable sections of the statutes of the State of Kansas in effect on those dates; and
WHEREAS, the Company-West Virginia was merged into the Company-Kansas on May 31, 1973; and
WHEREAS, in order to evidence the succession of the Company-Kansas to the Company-West Virginia and the assumption by the Company-Kansas of the covenants and conditions of the Company-West Virginia in the bonds and in the Mortgage contained, and to enable the Company-Kansas to have and exercise the powers and rights of the Company-West Virginia under the Mortgage in accordance with the terms thereof, the Company-Kansas executed and delivered to the Trustees a Thirteenth Supplemental Indenture, dated as of May 31, 1973 (which supplemental indenture is hereinafter sometimes called the “Thirteenth Supplemental Indenture”); and
WHEREAS, the Company-Kansas caused the Thirteenth Supplemental Indenture to be filed for record as a mortgage of real property in the offices of the Registers of Deeds in various counties in the State of Kansas and as a chattel mortgage in the Office of the Secretary of State of Kansas, but paid no mortgage registration tax in connection with the recordation of the Thirteenth Supplemental Indenture, no such tax having been payable in connection with such recordation; and
WHEREAS, the Company-Kansas executed and delivered to the Trustees the following supplemental indentures:

Designation	Dated as of
Fourteenth Supplemental Indenture	July 1, 1975
Fifteenth Supplemental Indenture	December 1, 1975
Sixteenth Supplemental Indenture	September 1, 1976
Seventeenth Supplemental Indenture	March 1, 1977
Eighteenth Supplemental Indenture	May 1, 1977
Nineteenth Supplemental Indenture	August 1, 1977
Twentieth Supplemental Indenture	March 15, 1978
Twenty-first Supplemental Indenture	January 1, 1979
Twenty-second Supplemental Indenture	April 1, 1980
Twenty-third Supplemental Indenture	July 1, 1980
Twenty-fourth Supplemental Indenture	August 1, 1980
Twenty-fifth Supplemental Indenture	June 1, 1981
Twenty-sixth Supplemental Indenture	December 1, 1981
Twenty-seventh Supplemental Indenture	May 1, 1982
Twenty-eighth Supplemental Indenture	March 15, 1984
Twenty-ninth Supplemental Indenture	September 1, 1984
Thirtieth Supplemental Indenture	September 1, 1984
Thirty-first Supplemental Indenture	February 1, 1985
Thirty-second Supplemental Indenture	April 15, 1986
Thirty-third Supplemental Indenture	June 1, 1991
Thirty-fourth Supplemental Indenture	March 31, 1992
Thirty-fifth Supplemental Indenture	December 17, 1992
Thirty-sixth Supplemental Indenture	August 12, 1993
Thirty-seventh Supplemental Indenture	January 15, 1994
Thirty-eighth Supplemental Indenture	March 1, 1994
Thirty-ninth Supplemental Indenture	April 15, 1994
Fortieth Supplemental Indenture	June 28, 2000
Forty-first Supplemental Indenture	June 6, 2002
Forty-second Supplemental Indenture	March 12, 2004
Forty-third Supplemental Indenture	June 1, 2004
Forty-fourth Supplemental Indenture	May 6, 2005
Forty-fifth Supplemental Indenture	March 17, 2006
Forty-sixth Supplemental Indenture	June 1, 2006
Forty-seventh Supplemental Indenture	March 16, 2007
Forty-eighth Supplemental Indenture	July 10, 2007
Forty-ninth Supplemental Indenture	October 12, 2007
Fiftieth Supplemental Indenture	February 22, 2008
Fifty-first Supplemental Indenture	May 15, 2008
Fifty-second Supplemental Indenture	August 1, 2008
Fifty-third Supplemental Indenture	October 1, 2008
Fifty-fourth Supplemental Indenture	June 11, 2009
Fifty-fifth Supplemental Indenture	October 1, 2009
Fifty-sixth Supplemental Indenture	February 18, 2011
Fifty-seventh Supplemental Indenture	September 29, 2011
Fifty-eighth Supplemental Indenture	February 12, 2013
Fifty-ninth Supplemental Indenture	July 19, 2013
Sixtieth Supplemental Indenture	February 14, 2014

which supplemental indentures are hereinafter sometimes called the Fourteenth through Sixtieth Supplemental Indentures, respectively; and
WHEREAS, the Company-Kansas caused the Fourteenth Supplemental Indenture to be filed for record as a mortgage of real property in the offices of the Registers of Deeds in various counties in the State of Kansas and as a chattel mortgage in the Office of the Secretary of State of Kansas; and
WHEREAS, the Company-Kansas caused the Fifteenth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on December 10, 1975, Film 169, page 363), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on December 10, 1975 and indexed as No. 325,911); and
WHEREAS, the Company-Kansas caused the Sixteenth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on September 29, 1976, Film 211, page 363), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on September 29, 1976 and indexed as No. 363,835); and
WHEREAS, the Company-Kansas caused the Seventeenth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on March 16, 1977, Film 234, page 492), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on March 1, 1977 and indexed as No. 384,759); and
WHEREAS, the Company-Kansas caused the Eighteenth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on May 26, 1977, Film 246, page 655), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on May 26, 1977 and indexed as No. 394,573); and
WHEREAS, the Company-Kansas caused the Nineteenth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on August 31, 1977, Film 263, page 882), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on September 1, 1977 and indexed as No. 406,577); and
WHEREAS, the Company-Kansas caused the Twentieth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on March 29, 1978, Film 297, pages 635-656), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on March 30, 1978 and indexed as No. 434,072); and
WHEREAS, the Company-Kansas caused the Twenty-first Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on January 9, 1979, Film 345, page 648), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on January 10, 1979 and indexed as No. 470,851); and
WHEREAS, the Company-Kansas caused the Twenty-second Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on April 2, 1980, Film 413, page 1,468), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on April 3, 1980 and indexed as No. 533,415); and
WHEREAS, the Company-Kansas caused the Twenty-third Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on July 1, 1980, Film 425, page 1,003), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on July 2, 1980 and indexed as No. 546,185); and

WHEREAS, the Company-Kansas caused the Twenty-fourth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on August 28, 1980, Film 435, page 266), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on August 29, 1980 and indexed as No. 554,543); and
WHEREAS, the Company-Kansas caused the Twenty-fifth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on June 30, 1981, Film 483, page 1,512), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on June 30, 1981 and indexed as No. 601,270); and
WHEREAS, the Company-Kansas caused the Twenty-sixth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on December 30, 1981, Film 510, page 300), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on December 31, 1981 and indexed as No. 628,293); and
WHEREAS, the Company-Kansas caused the Twenty-seventh Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on May 6, 1982, Film 526, page 1,141), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on May 7, 1982 and indexed as No. 650,115); and
WHEREAS, the Company-Kansas caused the Twenty-eighth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on March 22, 1984, Film 645, page 1,524), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on March 23, 1984 and indexed as No. 796,449); and
WHEREAS, the Company-Kansas caused the Twenty-ninth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on September 5, 1984, Film 681, page 763), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on September 6, 1984 and indexed as No. 852,425); and
WHEREAS, the Company-Kansas caused the Thirtieth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on September 12, 1984, Film 682, page 1,087), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on September 13, 1984 and indexed as No. 854,284); and
WHEREAS, the Company-Kansas caused the Thirty-first Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on February 1, 1985, Film 707, page 378), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on February 4, 1985 and indexed as No. 895,468), but paid no mortgage registration tax in connection with the recordation of the Thirty-first Supplemental Indenture, no such tax having been payable in connection with such recordation; and
WHEREAS, the Company-Kansas caused the Thirty-second Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on April 16, 1986, Film 791, page 1,336), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on April 17, 1986 and indexed as No. 1,048,212), but paid no mortgage registration tax in connection with the recordation of the Thirty-second Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Thirty-third Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on June 18, 1991, Film 1177, page 0876), and as a security agreement in the Office of Secretary of State of Kansas (filed on June 18, 1991 and indexed as No. 1,693,446); and
WHEREAS, the Company-Kansas on the following dates paid to the Register of Deeds of Sedgwick County, Kansas, that being the County in which the Fourteenth through Thirtieth Supplemental Indentures and the Thirty-third Supplemental Indenture were first filed for record as a mortgage of real property, the following amounts:

Date	Amount
July 2, 1975	$100,000
December 10, 1975	48,750
September 29, 1976	62,500
March 16, 1977	62,500
May 26, 1977	25,000
August 31, 1977	6,100
March 29, 1978	62,500
January 9, 1979	36,250
April 2, 1980	67,500
July 1, 1980	37,500
August 28, 1980	63,750
June 30, 1981	75,000
December 30, 1981	62,500
May 6, 1982	100,000
March 22, 1984	93,750
September 5, 1984	75,000
September 12, 1984	50,000
June 18, 1991	334,100

such amounts being in payment of the Kansas mortgage registration tax as provided by the then currently applicable sections of the statutes of the State of Kansas in effect on those dates; and
WHEREAS, in order to evidence the succession of the Company to the Company-Kansas and the assumption by the Company of the covenants and conditions of the Company-Kansas in the bonds and in the Mortgage contained, and to enable the Company to have and exercise the powers and rights of the Company-Kansas under the Mortgage in accordance with the terms thereof, the Company executed and delivered to the Trustees a Thirty-fourth Supplemental Indenture, dated as of March 31, 1992 (which supplemental indenture is hereinafter sometimes called the “Thirty-fourth Supplemental Indenture”); and
WHEREAS, the Company caused the Thirty-fourth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on March 31, 1992, Film 1236, page 987), and as a security agreement in the Office of Secretary of State of Kansas (filed on March 31, 1992 and indexed as No. 1,780,893), but paid no mortgage registration tax in connection with the recordation of the Thirty-fourth Supplemental Indenture, no such tax having been payable in connection with such recordation; and
WHEREAS, the Company caused the Thirty-fifth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on December 16, 1992, Film 1301, page 0104), and as a security agreement in the Office of Secretary of State of Kansas (filed on December 16, 1992 and indexed as No. 1,861,886), but paid no mortgage registration tax in connection with the recordation of the Thirty-fifth Supplemental Indenture, no such tax having been payable in connection with such recordation; and
WHEREAS, the Company caused the Thirty-sixth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on August 10, 1993, Film 1364, page 0515), and as a security agreement in the Office of Secretary of State of Kansas (filed on August 11, 1993 and indexed as No. 1,936,501), but paid no mortgage registration tax in connection with the recordation of the Thirty-sixth Supplemental Indenture, no such tax having been payable in connection with such recordation; and
WHEREAS, the Company caused the Thirty-seventh Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on January 18, 1994, Film 1411, page 0710), and as a security agreement in the Office of Secretary of State of Kansas (filed on January 18, 1994 and indexed as No. 1,985,104), but paid no mortgage registration tax in connection with the recordation of the Thirty-seventh Supplemental Indenture, no such tax having been payable in connection with such recordation; and
WHEREAS, the Company caused the Thirty-eighth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on February 28, 1994, Film 1422, page 1046), and as a security agreement in the Office of Secretary of State of Kansas (filed on February 28, 1994 and indexed as No. 1,997,743), but paid no mortgage registration tax in connection with the recordation of the Thirty-eighth Supplemental Indenture, no such tax having been payable in connection with such recordation; and
WHEREAS, the Company caused the Thirty-ninth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on April 27, 1994, Film 1440, page 855), and as a security agreement in the Office of Secretary of State of Kansas (filed on April 27, 1994 and indexed as No. 1,377,915), but paid no mortgage registration tax in connection with the recordation of the Thirty-ninth Supplemental Indenture, no such tax having been payable in connection with such recordation; and
WHEREAS, the Company caused the Fortieth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on June 28, 2000, Film 2062, page 0053), and as a security agreement in the Office of Secretary of State of Kansas (filed on June 28, 2000, and indexed as No. 3756913); and
WHEREAS, the Company caused the Forty-first Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on June 6, 2002, Film 2460, page 1), and as a security agreement in the office of Secretary of State of Kansas (filed on June 6, 2002, and indexed as No. 5264221), but paid no mortgage registration tax in connection with the recordation of the Forty-first Supplemental Indenture, no such tax having been payable in connection with such recordation; and
WHEREAS, the Company caused the Forty-second Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on March 12, 2004, Film 2854, page 8731), and as a security agreement in the office of Secretary of State of Kansas (filed on March 12, 2004, and indexed as No. 5760673), but paid no mortgage registration tax in connection with the recordation of the Forty-second Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company caused the Forty-third Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on June 10, 2004, Film and Page 28578510), and as a security agreement in the office of Secretary of State of Kansas (filed on June 10, 2004, and indexed as No. 5820311), but paid no mortgage registration tax in connection with the recordation of the Forty-third Supplemental Indenture, no such tax having been payable in connection with such recordation; and
WHEREAS, the Company caused the Forty-fourth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on May 6, 2005, Film and Page 28671438), and as a security agreement in the office of Secretary of State of Kansas (filed on May 6, 2005, and indexed as No. 5981824), but paid no mortgage registration tax in connection with the recordation of the Forty-fourth Supplemental Indenture, no such tax having been payable in connection with such recordation; and
WHEREAS, the Company caused the Forty-fifth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on March 17, 2006, Film and Page 28764552), and as a security agreement in the office of Secretary of State of Kansas (filed on March 17, 2006, and indexed as No. 6122576), but paid no mortgage registration tax in connection with the recordation of the Forty-fifth Supplemental Indenture, no such tax having been payable in connection with such recordation; and
WHEREAS, the Company caused the Forty-sixth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on June 1, 2006, Film and Page 28785638, and as a security agreement in the office of Secretary of State of Kansas (filed on June 1, 2006, and indexed as No. 6168504), but paid no mortgage registration tax in connection with the recordation of the Forty-sixth Supplemental Indenture, no such tax having been payable in connection with such recordation; and
WHEREAS, the Company caused the Forty-seventh Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on March 16, 2007, Film and Page 28865277), and as a security agreement in the office of Secretary of State of Kansas (filed on March 16, 2007, and indexed as No. 6326219), but paid no mortgage registration tax in connection with the recordation of the Forty-seventh Supplemental Indenture, no such tax having been payable in connection with such recordation; and
WHEREAS, the Company caused the Forty-eighth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on July 13, 2007, Film and Page 28899558), and as a security agreement in the office of Secretary of State of Kansas (filed on July 13, 2007, and indexed as No. 6385835), but paid no mortgage registration tax in connection with the recordation of the Forty-eighth Supplemental Indenture, no such tax having been payable in connection with such recordation; and
WHEREAS, the Company caused the Forty-ninth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on October 12, 2007, Film and Page 28923805), and as a security agreement in the office of Secretary of State of Kansas (filed on October 12, 2007, and indexed as No. 6417307), but paid no mortgage registration tax in connection with the recordation of the Forty-ninth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company caused the Fiftieth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on February 22, 2008, Film and Page 28953801), and as a security agreement in the office of Secretary of State of Kansas (filed on February 25, 2008, and indexed as No. 6458236), but paid no mortgage registration tax in connection with the recordation of the Fiftieth Supplemental Indenture, no such tax having been payable in connection with such recordation; and
WHEREAS, the Company caused the Fifty-first Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on May 15, 2008, Film and Page 28975775), and as a security agreement in the office of Secretary of State of Kansas (filed on May 15, 2008, and indexed as No. 6489843); and
WHEREAS, the Company caused the Fifty-second Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on August 26, 2008, Film and Page 29002339), and as a security agreement in the office of Secretary of State of Kansas (filed on August 26, 2008, and indexed as No. 6521686, and refiled on October 2, 2008, and indexed as No. 6533509), but paid no mortgage registration tax in connection with the recordation of the Fifty-second Supplemental Indenture, no such tax having been payable in connection with such recordation; and
WHEREAS, the Company caused the Fifty-third Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on October 10, 2008, Film and Page 29013036), and as a security agreement in the office of Secretary of State of Kansas (filed on October 10, 2008, and indexed as No. 6535637), but paid no mortgage registration tax in connection with the recordation of the Fifty-third Supplemental Indenture, no such tax having been payable in connection with such recordation; and
WHEREAS, the Company caused the Fifty-fourth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on June 11, 2009, Film and Page 29067265), and as a security agreement in the office of the Secretary of State of Kansas (filed on June 11, 2009, and indexed as No. 6604136); and
WHEREAS, the Company caused the Fifty-fifth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on October 15, 2009, Film and Page 29097415), and as a security agreement in the office of Secretary of State of Kansas (filed on October 15, 2009, and indexed as No. 6638837), but paid no mortgage registration tax in connection with the recordation of the Fifty-fifth Supplemental Indenture, no such tax having been payable in connection with such recordation; and
WHEREAS, the Company caused the Fifty-sixth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on February 18, 2011, Film and Page 29202662), and as a security agreement in the office of Secretary of State of Kansas (filed on February 18, 2011, and indexed as No. 6773980); and
WHEREAS, the Company caused the Fifty-seventh Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on September 29, 2011, Film and Page 29243701), and as a security agreement in the office of Secretary of State of Kansas (filed on September 29, 2011, and indexed as No. 6841241), but paid no mortgage registration tax in connection with the recordation of the Fifty-seventh Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company caused the Fifty-eighth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on February 12, 2013, Film and Page 29352491), and as a security agreement in the office of Secretary of State of Kansas (filed on February 12, 2013, and indexed as No. 6970248), but paid no mortgage registration tax in connection with the recordation of the Fifty-eighth Supplemental Indenture, no such tax having been payable in connection with such recordation; and
WHEREAS, the Company caused the Fifty-ninth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on July 19, 2013, Film and Page 29389416), and as a security agreement in the office of Secretary of State of Kansas (filed on July 19, 2013, and indexed as No. 7013394), but paid no mortgage registration tax in connection with the recordation of the Fifty-ninth Supplemental Indenture, no such tax having been payable in connection with such recordation; and
WHEREAS, the Company caused the Sixtieth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on February 14, 2014, Film and Page 29435206), and as a security agreement in the office of Secretary of State of Kansas (filed on February 14, 2014, and indexed as No. 7065659), but paid no mortgage registration tax in connection with the recordation of the Sixtieth Supplemental Indenture, no such tax having been payable in connection with such recordation; and
WHEREAS, the Company on the following dates paid to the Register of Deeds of Sedgwick County, Kansas, that being the County in which the Fortieth Supplemental Indenture, the Fifty-first Supplemental Indenture, the Fifty-fourth Supplemental Indenture, and the Fifty-sixth Supplemental Indenture were first filed for record as a mortgage of real property, the following amounts:

Date	Amount
June 28, 2000	$1,780,539
May 15, 2008	188,864
June 11, 2009	780,000
February 18, 2011	702,000

such amounts being in payment of the Kansas mortgage registration tax as provided by the then currently applicable sections of the statutes of the State of Kansas in effect on those dates; and
WHEREAS, the Company-West Virginia, the Company-Kansas or the Company has from time to time caused to be filed in the respective offices of the above-mentioned Registers of Deeds and Secretary of State affidavits executed by the Trustees under the Mortgage, preserving and continuing the lien thereof either as a chattel mortgage in accordance with the provisions of K.S.A. 58-303 (Section 58-303 of the General Statutes of Kansas 1935) or as a security agreement under the provisions of K.S.A. 84-9-401 et seq.; and
WHEREAS, in addition to the aforesaid filings for record in the respective offices of the above-mentioned Registers of Deeds, the Company-West Virginia, the Company-Kansas or the Company has filed copies of the Mortgage and the First through Sixtieth Supplemental Indentures, certified as true by it, with the Secretary of State of Kansas; and
WHEREAS, the Company-West Virginia, the Company-Kansas or the Company has heretofore issued, in accordance with the provisions of the Mortgage, as heretofore supplemented, the following series of First Mortgage Bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
3 3/8% Series due 1970	$16,000,000	None
3 1/8% Series due 1978	5,000,000	None
2 3/4% Series due 1979	3,000,000	None
3 3/8% Series due 1982	12,000,000	None
3 5/8% Series due 1983	10,000,000	None
3 3/8% Series due 1985	10,000,000	None
3 3/8% Series due 1986	7,000,000	None
4 5/8% Series due 1991	7,000,000	None
5 5/8% Series due 1996	16,000,000	None
8 1/2% Series due 2000	35,000,000	None
8 1/8% Series due 2001	35,000,000	None
7 3/8% Series due 2002	25,000,000	None
9 5/8% Series due 2005	40,000,000	None
6% Series due 1985	7,000,000	None
7 3/4% Series due 2005	12,500,000	None
8 3/8% Series due 2006	25,000,000	None
8 1/2% Series due 2007	25,000,000	None
6% Series due 2007	10,000,000	None
5 7/8% Series due 2007	21,940,000	None
8 7/8% Series due 2008	30,000,000	None
6.80% Series due 2004	14,500,000	None
16 1/4% Series due 1987	30,000,000	None
6 1/2% Series due 1983	15,000,000	None
7 1/4% Series due 1983	25,500,000	None
14 7/8% Series due 1987--1991	30,000,000	None
16% Series due 1996	25,000,000	None
15 3/4% Series due 1989	40,000,000	None
13 1/2% Series due 1989	100,000,000	None
14.05% Series due 1991	30,000,000	None
14 1/8% Series due 1991	20,000,000	None
10 7/8% Series due 1987	30,000,000	None
9 3/4% Series due 2016	50,000,000	None
7.00% Series A due 2031	18,900,000	None
7.00% Series B due 2031	308,600,000	None
7.60% Series due 2003	135,000,000	None
6 1/2% Series due 2005	65,000,000	None
6.20% Series due 2006	100,000,000	None
5.10% Series due 2023	13,982,500	None
7 1/2% Series A due 2032	14,500,000	14,500,000
7 1/2% Series B due 2027	21,940,000	21,940,000
7 1/2% Series C due 2032	10,000,000	10,000,000
9 1/2% Series due 2003	702,200,000	None
8% Series due 2005	735,000,000	None
3 1/2% Series due 2007	300,000,000	None
5.30% Series due 2031	18,900,000	None

5.30% Series A due 2031	108,600,000	None
2.65% Series B due 2031	100,000,000	None
Variable Rate Series C due 2031	100,000,000	None
4.60% Series due 2010	350,000,000	None
5.57% Series due 2011	500,000,000	None
4.85% Series 2004B-1 due 2031	50,000,000	50,000,000
Burlington Series 2004B-2 due 2031	50,000,000	None
5.57% Series due 2012	500,000,000	None
6.53% Series due 2037	175,000,000	175,000,000
5.57% Series due 2012	750,000,000	None
6.15% Series A due 2023	50,000,000	50,000,000
6.64% Series B due 2023	100,000,000	100,000,000
Burlington Series 2008 due 2031	50,000,000	None
Burlington Series 2008A due 2031	50,000,000	None
6.70% Series due 2019	300,000,000	300,000,000
Burlington Series 2009 due 2031	50,000,000	None
2.75% Series due 2015	270,000,000	None
1.95% Series due 2016	730,000,000	None
2.75% Series due 2016	270,000,000	None
1.95% Series due 2018	730,000,000	730,000,000
2.75% Series due 2017	270,000,000	270,000,000

hereinafter sometimes called Bonds of the First through Sixty-sixth Series; and
WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to the coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and
WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and
WHEREAS, the Company now desires to create a new series of bonds; and
WHEREAS, the execution and delivery by the Company of this Sixty-first Supplemental Indenture, and the terms of the Bonds of the Sixty-seventh Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That Kansas Gas and Electric Company, in consideration of the premises and of One Dollar ($1) to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto The Bank of New York Mellon Trust Company, N.A. and to Richard Tarnas, as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all property, real, personal and mixed, acquired by the Company after the date of the execution and delivery of the Mortgage, in addition to property covered by the First through the Sixtieth Supplemental Indentures (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Sixty-first Supplemental Indenture) all lands, flowage rights, water rights, flumes, raceways, dams, rights of way and roads; all steam and power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, steam heat and hot water plants, lines, service and supply systems, bridges, culverts, tracks, rolling stock, ice or refrigeration plants and equipment, street and interurban railway systems, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric and gas machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture, chattels and chooses in action; all municipal and other franchises; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose, including poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted), all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.
TOGETHER WITH all and singular the tenements, hereditarnents and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.
IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 87 of the Mortgage, all the property, rights and franchises acquired by the Company after the date hereof (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), shall be as fully embraced within the lien hereof and the lien of the Mortgage, as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Sixty-first Supplemental Indenture and from the lien and operation of the Mortgage, viz.: (1) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; vehicles and automobiles; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; and (4) electric energy, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage and this Sixty-first Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Mortgage by reason of the occurrence of a Default as defined in said Article XII.
THERE is expressly excepted from the lien of the Mortgage and from the lien hereof all property of the Company located in the State of Missouri now owned or hereafter acquired unless such property in the State of Missouri shall be subjected to the lien of the Mortgage by an indenture or indentures supplemental thereto, pursuant to authorization by the Board of Directors of the Company.
TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustees, their successors and assigns forever.
IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as supplemented, this Sixty-first Supplemental Indenture being supplemental thereto.
AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to the Trustees by the Mortgage as a part of the property therein stated to be conveyed.
The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Mortgage, as follows:

ARTICLE I
SIXTY-SEVENTH SERIES OF BONDS

SECTION 1.    There shall be a series of bonds designated “4.30% Series due 2044” (herein sometimes referred to as the “Bonds of the Sixty-seventh Series”), each of which shall also bear the descriptive title, First Mortgage Bond, and the form thereof, which is established by Resolution of the Board of Directors of the Company, is attached hereto as Exhibit A. Bonds of the Sixty-seventh Series shall be initially limited to $250,000,000 in aggregate principal amount, except for such additional Bonds of the Sixty-seventh Series as may be authorized pursuant to this Section 1, and except as provided in Section 16 of the Mortgage, shall mature on July 15, 2044, and shall be issued as fully registered bonds in denominations of Two Thousand Dollars and in any multiple or multiples of One Thousand Dollars in excess thereof. Bonds of the Sixty-seventh Series shall bear interest from the date of their issuance at the rate of 4.30% per annum, payable semi-annually on January 15 and July 15 of each year, beginning January 15, 2015, to holders of record on the preceding January 1 or July 1, as applicable, whether or not a business day. The principal of, redemption premium, if any, and interest on Bonds of the Sixty-seventh Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, except as follows. Payments in respect of the Bonds of the Sixty-seventh Series represented by Global Bonds (as defined below) (including principal, redemption premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company (together with any successor, the “Depository”). Payments of interest in respect of physical bonds will be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a physical bond will be made by wire transfer to a U.S. Dollar account maintained by the payee with a bank in the United States if such holder certifies to the Company that it is a Holder of Bonds of the Sixty-seventh Series in an aggregate principal amount equal to or greater than $10,000,000 and elects payment by wire transfer by giving written notice to the Corporate Trustee to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Corporate Trustee may accept in its discretion).

If an interest payment date or a redemption date falls on a day that is not a business day, such interest payment date or redemption date, as the case may be, shall be the immediately succeeding business day with the same force and effect as if made on the original interest payment date or redemption date, as the case may be, and no interest shall accrue for the period from and after such original interest payment date or redemption date, as the case may be.
Interest on the Bonds of the Sixty-seventh Series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.
The Bonds of the Sixty-seventh Series need not be issued at the same time. Subject to the limitations of the Mortgage with respect to the principal amount of Bonds of the Sixty-seventh Series which may be issued thereunder, the Company may, from time to time, at its option and without the consent of any holder of the Bonds of the Sixty-seventh Series, reopen the Bonds of the Sixty-seventh Series for issuance of additional Bonds of the Sixty-seventh Series (such Bonds of the Sixty-seventh Series, “Additional Bonds”); provided that if the Additional Bonds are not fungible with the previously issued Bonds of the Sixty-seventh Series for United States federal income tax purposes, the Additional Bonds will have a separate CUSIP number, and further provided that Additional Bonds shall rank pari passu with any outstanding Bonds of the Sixty-seventh Series, shall be consolidated with and treated as a single class with the outstanding Bonds of the Sixty-seventh Series for all purposes, and shall have terms and conditions identical to those of the other outstanding Bonds of the Bonds of the Sixty-seventh Series, except that Additional Bonds may differ with respect to:
(i) the date of issuance;
(ii) the amount of interest payable on the first interest payment date therefor;
(iii) the first interest payment date;
(iv) the issue price; and

(v) any adjustments necessary in order to conform to and ensure compliance with the Securities Act of 1933 (or other applicable securities laws), which are not adverse in any material respect to the holder of any outstanding Bonds of the Sixty-seventh Series.
Additional Bonds executed by the Company and delivered to the Trustee shall be authenticated by the Corporate Trustee and delivered (either before or after the filing or recording hereof) to or upon the order of the Company, upon receipt by the Trustee of the resolutions, certificates, instruments and opinions required by Mortgage.
SECTION 2. Bonds of the Sixty-seventh Series shall be dated as in Section 10 of the Mortgage provided.
SECTION 3.     (1) The Bonds of the Sixty-seventh Series, upon the mailing of notice and with the effect provided in Section 54 of the Mortgage, shall be redeemable at the option of the Company, as a whole at any time or in part from time to time, at a redemption price equal to (x) if redeemed on or after January 15, 2044, 100% of the principal amount of the Bonds of the Sixty-seventh Series to be redeemed, plus accrued and unpaid interest on those Bonds of the Sixty-seventh Series to be redeemed to but excluding the redemption date, or (y) if redeemed prior to January 15, 2044, the greater of: (a) 100% of the principal amount of the Bonds of the Sixty-seventh Series to be redeemed, plus accrued and unpaid interest on Bonds of the Sixty-seventh Series to be redeemed to but excluding the redemption date or (b) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds of the Sixty-seventh Series to be redeemed (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate plus fifteen (15) basis points, plus accrued and unpaid interest on those Bonds of the Sixty-seventh Series to be redeemed to but excluding the redemption date.
The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months.
Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Bonds of the Sixty-seventh Series or portions of the Bonds of the Sixty-seventh Series called for redemption.
(2) Notice of Redemption. In the case of redeeming all or any portion of the Bonds of the Sixty-seventh Series, the Company shall cause notice of redemption to be given by (1) first class mail, postage prepaid (or, with respect to Global Bonds, delivered in accordance with the Depository’s applicable policies and procedures), at least thirty days and not more than sixty days prior to the date of redemption, to the registered owners of such Bonds of the Sixty-seventh Series at their addresses as the same shall appear on the transfer register of the Company; and (2) stating, among other things, the redemption price and date.
Notwithstanding the foregoing, a notice of redemption may provide that the optional redemption described in such notice is conditioned upon the occurrence of certain events before the date of redemption. Such notice of conditional redemption will be of no effect unless all such conditions to the redemption shall have occurred before the redemption date or shall have been waived by the Company. If any of these events fail to occur and are not waived by the Company, the Company will be under no obligation to redeem the Bonds of the Sixty-seventh Series or pay the holders thereof any redemption proceeds and the Company’s failure to so redeem the Bonds of the Sixty-seventh Series will not be considered a default or event of default under the Mortgage. In the event that any of these conditions fail to occur or are not waived by the Company, the Company will promptly notify the Trustee in writing that the conditions precedent to such redemption have failed to occur and the Bonds of the Sixty-seventh Series will not be redeemed.
“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.
“Business Day” means any day that is not a day on which banking institutions in New York City are authorized or required by law or regulation to close.
“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Bonds that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Bonds.
“Comparable Treasury Price” means, with respect to any redemption date:
the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations; or
if the Quotation Agent obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.
“Quotation Agent” means, as selected by the Company, one of the Reference Treasury Dealers.
“Reference Treasury Dealer” means (1) each of J.P. Morgan Securities LLC, Barclays Capital Inc. and a primary Treasury Dealer (as hereinafter defined) selected by Mitsubishi UFJ Securities (USA), Inc., and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”) in which case the Company shall substitute another Primary Treasury Dealer; and (2) any other Primary Treasury Dealer selected by the Company.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that redemption date.
SECTION 4. Bonds of the Sixty-seventh Series offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Global Bonds (the “Rule 144A Global Bonds”) registered in the name of the Depository or a nominee of the Depository.

The Bonds of the Sixty-seventh Series offered and sold in offshore transactions to Non-U.S. Persons reliance on Regulation S shall be issued initially in the form of one or more temporary Global Bonds (each a “Regulation S Temporary Global Bond”) registered in the name of the Depository or a nominee of the Depository. Beneficial interests in a Regulation S Temporary Global Bond will be exchangeable for beneficial interests in a single permanent Global Bond (the “Regulation S Permanent Global Bond”, together with the Regulation S Temporary Global Bonds, the “Regulation S Global Bonds”; the Regulation S Global Bonds, together with the Rule 144A Global Bonds, the “Global Bonds”) within a reasonable time period after the expiration of the Restricted Period (the “Release Date”) upon the receipt by the Corporate Trustee or its agent of a certificate certifying that the Holder of the beneficial interest in a Regulation S Temporary Global Bond is a Non-U.S. Person (a “Regulation S Certificate”), substantially in the form set forth in Exhibit D. Each Regulation S Global Bond will be deposited upon issuance with, or on behalf of, a custodian for the Depository for credit to the respective accounts of the purchasers, or to other accounts as they may direct, at Euroclear (as defined below) or Clearstream (as defined below). Before the Restricted Period, interests in a Regulation S Temporary Global Bond may only be held through Euroclear or Clearstream, as indirect participants in DTC, unless exchanged for interests in the Rule 144A Global Bond in accordance with the transfer and certification requirements described in Section 6.
Upon receipt by the Corporate Trustee of a Regulation S Certificate (a form of which is attached hereto as Exhibit D), (i) with respect to the first such Regulation S Certificate, the Company shall execute and upon receipt of a written request of the Company to authenticate the Regulation S Permanent Global Bond as provided herein and in the Mortgage, the Corporate Trustee shall authenticate such Regulation S Permanent Global Bond and (ii) with respect to the first and all subsequent Regulation S Certificates, the Corporate Trustee shall exchange on behalf of the applicable beneficial owners the portion of a Regulation S Temporary Global Bond covered by such Regulation S Certificates for the Regulation S Permanent Global Bond in an equivalent aggregate principal amount. Upon any exchange of a portion of a Regulation S Temporary Global Bond for a comparable portion of the Regulation S Permanent Global Bond, the Corporate Trustee shall endorse on the schedules affixed to each of such Regulation S Global Bond (or on continuations of such schedules affixed to each of such Regulation S Global Bond and made parts thereof) appropriate notations evidencing the date of transfer and (x) with respect to a Regulation S Temporary Global Bond, a decrease in the principal amount thereof equal to the amount by the applicable certification and (y) with respect to the Regulation S Permanent Global Bond, an increase in the principal amount thereof equal to the principal amount of the decrease in a Regulation S Temporary Global Bond pursuant to clause (x) above.
Bonds of the Sixty-seventh Series shall be issued without coupons only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Each Global Bond shall be deposited on behalf of the purchasers of Bonds of the Sixty-seventh Series represented thereby with the Corporate Trustee, as securities custodian (or with such other securities custodian as the Depository may direct) (the “Securities Custodian”), and registered in the name of the Depository or a nominee thereof, duly executed by the Company and authenticated by the Corporate Trustee as provided herein and in the Mortgage. The aggregate principal amount of the Global Bonds may from time to time be increased or decreased by adjustments made on the records of the Corporate Trustee and the Depository or its nominee as hereinafter provided.
The following legends shall appear on the face of all Global Bonds and physical bonds issued hereunder unless specifically stated otherwise herein.
(i)    The Rule 144A Global Bond and all physical bonds shall bear the following legend (the “Private Placement Legend”) on the face thereof:
THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES, AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF ANY U.S. PERSON, UNLESS SUCH SECURITY IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.
THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN, PRIOR TO THE DATE (THE “U.S. RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR (OR SUCH PERIOD AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF

OR OF ANY ADDITIONAL BONDS OF THIS SERIES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR AN AFFILIATE OF THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES THIS SECURITY OR SUCH INTEREST OR PARTICIPATION FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), PRIOR TO THE END OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE U.S. RESALE RESTRICTION TERMINATION DATE, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE U.S. RESALE RESTRICTION TERMINATION DATE.
(ii)    The Regulation S Global Bonds shall bear the following legend (the “Regulation S Legend”) on the face thereof:
THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES, AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS SUCH SECURITY IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.
(iii)    The Regulation S Temporary Global Bonds shall also bear the following legend (the “Regulation S Temporary Legend”) on the face thereof:
PRIOR TO THE EXPIRATION OF THE ‘40-DAY DISTRIBUTION COMPLIANCE PERIOD’ (AS DEFINED IN REGULATION S), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES WITHIN THE MEANING OF REGULATION S, EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND THE MORTGAGE OR OTHERWISE IN ACCORDANCE WITH REGULATION S.
(iv)    The Global Bonds shall bear the following legend (the “Global Bond Legend”) on the face thereof:
THIS SECURITY IS A GLOBAL BOND WITHIN THE MEANING OF THE MORTGAGE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN

THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE MORTGAGE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE MORTGAGE.
Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Supplemental Indenture with respect to any Global Bond held on their behalf by the Depository, or by the Securities Custodian or under such Global Bond, and the Company, the Corporate Trustee and any agent of the Company or the Corporate Trustee shall be entitled to treat the Depository as the absolute owner of such Global Bond for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Corporate Trustee or any agent of the Company or the Corporate Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Bond.
Except as expressly provided in Section 6 hereof, owners of beneficial interests in Global Bonds shall not be entitled to receive physical bonds.
“Clearstream” means Clearstream Banking société anonyme.
“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.
“Non-U.S. Person” means a Person who is not a U.S. Person as defined in Rule 902(k) under the Securities Act.
“QIB” means a qualified institutional buyer under Rule 144A.
“Restricted Period” means the 40-day restricted period as defined in Regulation S.
“Restricted Securities Legend” means the Private Placement Legend set forth in paragraph (i) of this Section 4.
SECTION 5. The transfer and exchange of Global Bonds or beneficial interests therein shall be effected through the Depository, in accordance with this Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Bond shall deliver to the Company office or agency responsible for maintaining a bond register for the registration of Bonds of the Sixty-seventh Series and registration of transfers thereof (the “Bond Registrar”) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Bond. The Bond Registrar shall, in accordance with such written order, instruct the Depository to credit to the account of the person specified in such written order a beneficial interest in the Global Bond and to debit from the account of the Person making the transfer and exchange the beneficial interest in the Global Bond being transferred and exchanged.

Notwithstanding any other provision of this Supplemental Indenture (other than the provisions set forth in Section 6), a Global Bond may not be transferred or exchanged as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

At such time as all beneficial interests in a Global Bond have either been exchanged for physical bonds, redeemed, purchased or canceled, such Global Bond shall be returned to the Depository for cancellation or retained and canceled by the Securities Custodian. At any time prior to such cancellation, if any beneficial interest in a Global Bond is exchanged for physical bonds, redeemed, purchased or canceled, the principal amount of Bonds represented by such Global Bond shall be reduced and an adjustment shall be made on the books and records of the Bond Registrar with respect to such Global Bond.
The Corporate Trustee shall have no responsibility or obligation to any beneficial owner of a Global Bond, Agent Member or other person with respect to the accuracy of the records of the Depository or its nominee or of any Agent Member, with respect to any ownership interest in the Bonds of the Sixty-seventh Series or with respect to the delivery to any Agent Member, beneficial owner or other person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Bonds of the Sixty-seventh Series. All notices and communications to be given to the holders and all payments to be made to holders under the Bonds of the Sixty-seventh Series shall be given or made only to or upon the order of the registered holders (which shall be the Depository or its nominee in the case of a Global Bond). The rights of beneficial owners in any Global Bond shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Corporate Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Agent Members and any beneficial owners.
The Corporate Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Bond of the Sixty-seventh Series (including any transfers between or among Agent Members or beneficial owners in any Global Bond) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Mortgage.
SECTION 6. A Global Bond deposited with the Depository or with the Securities Custodian pursuant to Section 4 shall be transferred to the beneficial owners thereof in the form of physical bonds in an aggregate principal amount equal to the principal amount of such Global Bond, in exchange for such Global Bond, only if such transfer is required by the third paragraph of this Section 6.

Any Global Bond that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Corporate Trustee at its corporate trust office to be so transferred, in whole or from time to time in part, without charge, and the Corporate Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Bond, an equal aggregate principal amount of physical bonds of authorized denominations. Any portion of a Global Bond transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof and registered in such names as the Depository shall direct.
The Company shall promptly make available to the Corporate Trustee a reasonable supply of physical bonds in definitive, fully registered form without interest coupons if: (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for the Global Bond or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, as amended, and a successor Depository is not appointed by the Company within 90 days; or (ii) the Company, at its option, executes and delivers to the Corporate Trustee an order that the Bonds of the Sixty-seventh Series shall be so exchangeable and the transfer so registrable.
In all cases, physical bonds delivered in exchange for any Global Bond or beneficial interests in such Global Bond will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository, in accordance with its customary procedures. Any physical bond issued in exchange for an interest in a Global Bond will be effected through the DTC’s Deposit/Withdrawal at Custodian system and an appropriate adjustment will be made in the records of the Securities Custodian to reflect a decrease in the principal amount of the relevant Global Bond.
Any physical bond delivered in exchange for an interest in a Global Bond shall bear the applicable legend regarding transfer restrictions applicable to such physical bond.
Transfer and Exchange. (a)    The following provisions shall apply with respect to any proposed transfer of a beneficial interest in a Rule 144A Global Bond or a physical bond issued in exchange therefor prior to the date which is one year (or such period as may be required or permitted by any subsequent change in applicable law) after the later of the date of its original issue or of the issue of any Additional Bonds and the last date on which the Company or any affiliate of the Company was the owner of such Bond (or any predecessor thereto) (the “U.S. Resale Restriction Termination Date”):
(i)    a transfer of a beneficial interest in a Rule 144A Global Bond or a physical bond issued in exchange therefor to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Bond that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;
(ii)    a transfer of a beneficial interest in a Rule 144A Global Bond or a physical bond issued in exchange therefor to a Non-U.S. Person shall be made upon receipt by the Corporate Trustee or its agent of a certificate substantially in the form set forth in Exhibit D from the proposed transferee and the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.
After the U.S. Resale Restriction Termination Date, interests in the Rule 144A Global Bond may be transferred without requiring any additional certification.
(b)    The following provisions shall apply with respect to any proposed transfer of a Regulation S Temporary Global Bond prior to the expiration of the Restricted Period:
(i)    a transfer of a Regulation S Temporary Global Bond or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of certificate attached as Exhibit B hereto, that it is purchasing the Bond for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim exemption from registration provided by Rule 144A; and
(ii)    a transfer of a Regulation S Temporary Global Bond or a beneficial interest therein to a Non-U. S. Person shall be made upon receipt by the Corporate Trustee or its agent of a certificate substantially in the form set forth in Exhibit D hereof from the proposed transferee and receipt by the Corporate Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them.

After the expiration of the Restricted Period, interests in a Regulation S Global Bond may be transferred without requiring certification set forth in Exhibit D or any additional certification.
(c)    Restricted Securities Legend. Upon the transfer, exchange or replacement of the Bonds not bearing a Restricted Securities Legend, the Bond Registrar shall deliver Bonds that do not bear a Restricted Securities Legend. Upon the transfer, exchange or replacement of the Bonds bearing a Restricted Securities Legend, the Bond Registrar shall deliver only Bonds that bear a Restricted Securities Legend unless there is delivered to the Bond Registrar an opinion of counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.
The Bond Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 6. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Bond Registrar.
SECTION 7. The Company may deliver to the Corporate Trustee in substitution for any Bonds of the Sixty-seventh Series, mortgage bonds or other similar instruments of the Company or any successor entity, whether by merger, combination or acquisition of all or substantially all of the assets of the Company, or otherwise, issued under a mortgage and deed of trust or similar instrument of the Company or any successor entity in like principal amount of like term and bearing the same rate of interest as the Bonds of the Sixty-seventh Series (such substituted bonds hereinafter being referred to as the “Substituted Mortgage Bonds”). The Substituted Mortgage Bonds may only be delivered to the Corporate Trustee (A) upon execution and delivery of a mortgage and deed of trust or similar instrument which, among other things, contains requirements (i) for the delivery of net earnings certificates, on terms and conditions and in circumstances consistent with the requirements of the Mortgage (except that the ratio of two and one-half (2½) times contained in Section 27 of the Mortgage may be replaced with a ratio of two (2) times), (ii) that the principal amount of bonds authenticated on the basis of property additions not exceed 70% of the lesser of cost or fair market value thereof, (iii) that property and cash be released from the lien of such instrument upon terms and conditions consistent with the requirements of the Mortgage, (iv) that the Company provide for maintenance and repair expenditures in a manner substantially consistent with Section 38 of the Mortgage and (v) that bonds may be accelerated by the holders of 25% of the aggregate principal amount of all bonds outstanding under such instrument, and (B) upon receipt by the Corporate Trustee of (i) ratings, at the Company’s expense, of the original bonds from both Moody’s and S&P (as hereinafter defined), to the extent the original bonds were not so rated, such ratings not giving effect to any downgrade following the announcement of any transaction related to or involving the issuance of Substituted Mortgage Bonds, (ii) a letter from Moody’s, dated within ten days prior to the date of delivery of the Substituted Mortgage Bonds, stating that its rating of the Substituted Mortgage Bonds is at least equal to the rating on the original bonds (not giving effect to any downgrade of the original bonds following the announcement of any transaction related to or involving the issuance of Substituted Mortgage Bonds), (iii) a letter from S&P, dated within ten days prior to the date of delivery of the Substituted Mortgage Bonds, stating that its rating of the Substituted Mortgage Bonds is at least equal to its rating on the original bonds (not giving effect to any downgrade of the original bonds following the announcement of any transaction related to or involving the issuance of Substituted Mortgage Bonds), (iv) an opinion of counsel which may be counsel to the Company or any successor entity, to the effect that the Substituted Mortgage Bonds shall have been duly and validly authorized, executed, authenticated, and delivered and shall constitute the valid, legally binding and enforceable obligations of the Company or any other successor entity enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of mortgagees’ and other creditors’ right and shall be entitled to the benefit of the mortgage and deed of trust or other similar instrument pursuant to which they shall have been issued, and (v) such other certificates and documents with respect to the issuance and delivery of the Substituted Mortgage Bonds as may be required by law or as the Corporate Trustee may reasonably request. The Company may make such other amendments to the Mortgage as may be necessary or desirable in the opinion of the Company to effect the foregoing.
“Moody’s” means Moody’s Investor Services, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, except that if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then the term “Moody’s” shall be deemed to refer to any other nationally recognized securities rating agency selected by the Company.
“S&P” means Standard & Poor’s Rating Services, a division of The McGraw Hill Companies, Inc., duly organized and existing under and by virtue of the laws of the State of New York, and its successors and assigns, except that if such rating agency shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then the term “S&P” shall be deemed to refer to any other nationally recognized securities rating agency selected by the Company.

ARTICLE II
ADDITIONAL PROVISIONS RELATING TO THE BONDS OF THE SIXTY-SEVENTH SERIES
SECTION 1. Upon the written request of any holder of Bonds of the Sixty-seventh Series, and at the cost and expense of such holder, the Company shall, within 15 days of such request, take appropriate actions to cause the Bonds of the Sixty-seventh Series to be rated by Moody’s, S&P or another nationally recognized statistical ratings organization acceptable to such holder and the Company shall cause a private ratings letter to be provided to such holder.
SECTION 2. Notwithstanding any provision of the Mortgage or any Supplemental Indenture thereto which may otherwise permit the Company to engage in any transaction pursuant to which assets are sold or distributed or the business of the Company is subdivided or split, in the event of such transaction, the Bonds of the Sixty-seventh Series shall remain obligations of and be secured by assets of an entity regulated as a public utility company by the State of Kansas.

ARTICLE III

AMENDMENTS TO THE MORTGAGE AND RESERVATION OF RIGHTS
SECTION 1. The Company reserves the right, subject to appropriate action, but without any consent or other action by holders of Bonds of the Sixty-seventh Series, or of any subsequent series of bonds, to clarify the ability of the Company to issue variable rate bonds under the Mortgage, notwithstanding any provision of the Mortgage to the contrary. The Company may make such other amendments to the Mortgage as may be necessary or desirable in the opinion of the Company to effect the foregoing.

SECTION 2. The Company reserves the right, subject to appropriate action, but without any consent or other action by holders of Bonds of the Sixty-seventh Series, or of any subsequent series of bonds, to amend the Mortgage to add the following new section:

“This Indenture shall be deemed to be a contract made under the laws of the State of Kansas and for all purposes shall be construed in accordance with the laws of the State of Kansas, without regard to conflicts of laws principles thereof.”
SECTION 3. The Company reserves the right, subject to appropriate action, but without any consent or other action by holders of Bonds of the Sixty-seventh Series, or of any subsequent series of bonds, to amend the Mortgage to:

(I)Simplify the provisions for release of obsolete property, de minimis property releases and substitution of unfunded property;
(II)Permit additional terms of bonds or forms of bond in supplemental indentures, including terms for medium-term notes;
(III)Make any changes necessary to conform the Mortgage with the requirements of the Trust Indenture Act;
(IV)Eliminate the requirement to have an individual trustee under the Mortgage; and
(V)Replace the phase “two and one-half (2½)” in Section 27 of the Mortgage with “two (2).”

ARTICLE IV

MISCELLANEOUS PROVISIONS
SECTION 1. All Bonds of the Sixty-seventh Series acquired by the Company shall forthwith be delivered to the Corporate Trustee for cancellation.
SECTION 2. Subject to the amendments provided for in this Sixty-first Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Sixty-first Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.
SECTION 3. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions set forth herein and in the Mortgage, as heretofore amended and supplemented, and upon the following terms and conditions:
The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixty-first Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVI of the Mortgage, as heretofore amended and supplemented, shall apply to and form part of this Sixty-first Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Sixty-first Supplemental Indenture.
SECTION 4. Subject to the provisions of Article XV and Article XVI of the Mortgage, as heretofore amended and supplemented, whenever in this Sixty-first Supplemental Indenture any of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Sixty-first Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustees shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

SECTION 5. Nothing in this Sixty-first Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Sixty-first Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixty-first Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding under the Mortgage.
SECTION 6. This Sixty-first Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, Kansas Gas and Electric Company has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by Anthony D. Somma, Vice President & Treasurer, and its corporate seal to be attested by Larry D. Irick, its Secretary for and on its behalf, The Bank of New York Mellon Trust Company, N.A. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its duly authorized officers and its corporate seal to be attested by one of its authorized officers for and on its behalf, and Richard Tarnas has hereunto set his hand and all as of the day and year first above written.

KANSAS GAS AND ELECTRIC COMPANY

By:     /s/ Anthony D. Somma
Anthony D. Somma
Vice President & Treasurer

Attest:
/s/ Larry D. Irick                                     (corporate seal)
Larry D. Irick
Secretary
Executed, sealed and delivered by
KANSAS GAS AND ELECTRIC COMPANY,
in the presence of:
/s/ Donna G. Quinn

/s/ Scott Rinehart

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:     /s/ Lawrence Dillard
Name: Lawrence Dillard
Title: Vice President

Attest:                                            (corporate seal)

/s/ Lawrence M. Kusch
Name: Lawrence M. Kusch
Title: Vice President

/s/ Richard Tarnas
Richard Tarnas,
as Individual Trustee

Executed, sealed and delivered by
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
and RICHARD TARNAS, in the presence of:
/s/ Mietka Collins
/s/ Robert W. Hardy

STATE OF KANSAS    )

: ss.:
COUNTY OF SEDGWICK    )
BE IT REMEMBERED, that on this _2nd_ day of July, 2014, before me, the undersigned, a Notary Public within and for the County and State aforesaid, came Anthony D. Somma, the Vice President & Treasurer of Kansas Gas and Electric Company, a corporation duly organized, incorporated and existing under the laws of the State of Kansas, who is personally known to me to be such officer, and who is personally known to me to be the same person who executed, as such officer, the within instrument of writing, and such person duly acknowledged the execution of the same to be the act and deed of said corporation and that said instrument of writing was so executed by order of the Board of Directors of said corporation.
On this 2nd day of July, 2014, before me appeared Larry D. Irick, to me personally known, who being by me duly sworn did say that he is the Secretary of Kansas Gas and Electric Company, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Larry D. Irick acknowledged said instrument to be the free act and deed of said corporation.
On the _2nd_ day of July in the year 2014, before me personally appeared Anthony D. Somma to me known, who, being by me duly sworn, did depose and say that he is the Vice President & Treasurer of Kansas Gas and Electric Company; that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Anthony D. Somma acknowledged said instrument to be the free act and of said corporation.
IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year above written.
/s/ Carlene Barkley
(notary seal)                        NOTARY PUBLIC - STATE OF KANSAS
MY APPOINTMENT EXPIRES 4/8/17

STATE OF ILLINOIS    )

: ss.:
COUNTY OF COOK    )
BE IT REMEMBERED, that on this 27th day of June, 2014, before me, the undersigned, a Notary Public within and for the State aforesaid, came Lawrence Dillard, a VP of The Bank of New York Mellon Trust Company, N.A., as trustee, a national banking association, who is personally known to me to be such officer, and who is personally known to me to be the same person who executed, as such officer, the within instrument of writing, and such person duly acknowledged the execution of the same to be the act and deed of said corporation and that said instrument of writing was so executed by authority of the Board of Directors of said corporation.
On this 27th day of June, 2014, before me appeared Lawrence M. Kusch, to me personally known, who being by me duly sworn did say that he/she is an VP of The Bank of New York Mellon Trust Company, N.A., and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Lawrence M. Kusch acknowledged said instrument to be the free act and deed of said corporation.
On the 27th day of June in the year 2014, before me personally came Lawrence Dillard, to me known, who, being by me duly sworn, did depose and say that he/she is a VP of The Bank of New York Mellon Trust Company, N.A., one of the corporations described in and which executed the above instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.
IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year above written.

/s/ Colleen Sketch
NOTARY PUBLIC, STATE OF ILLINOIS NO.
COMMISSION EXPIRES 5/20/17
(notary seal)

STATE OF ILLINOIS    )

: ss.:
COUNTY OF COOK    )
On this 27th day of June in the year 2014, before me, the undersigned, a Notary Public in and for the State of Illinois, personally appeared and came Richard Tarnas, as Individual Trustee, to me known and known to me to be the person described in and who executed the within and foregoing instrument and whose name is subscribed thereto and acknowledged to me that he executed the same.
IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year in this certificate first above written.

/s/ Colleen Sketch
NOTARY PUBLIC, STATE OF ILLINOIS NO.
COMMISSION EXPIRES 5/20/17
(notary seal)

Exhibit A

FORM OF BOND OF THE SIXTY-SEVENTH SERIES

[Applicable Restricted Securities Legend]
[Depository Legend, if applicable]

KANSAS GAS AND ELECTRIC COMPANY
FIRST MORTGAGE BOND, 4.30% SERIES DUE 2044

No. R- Principal amount $
as revised by the Schedule
of Increases and Decreases
in Global Security
attached hereto
CUSIP:
ISIN:
KANSAS GAS AND ELECTRIC COMPANY, a corporation of the State of Kansas (hereinafter called the “Company”), for value received, hereby promises to pay to Cede & Co., or registered assigns, on July 15, 2044, ___________DOLLARS or such other amount as is indicated on Schedule A hereto in such coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay to the registered owner hereof interest thereon in like coin or currency from the date of issuance at the rate of 4.30% per annum, payable beginning on January 15, 2015 semi-annually on January 15 and July 15 of each year until maturity or if this Bond shall be duly called for redemption until the redemption date. If an interest payment date or a redemption date falls on a day that is not a business day, such interest payment date or redemption date, as the case may be, shall be the immediately succeeding business day with the same force and effect as if made on the original interest payment date or redemption date, as the case may be, and no interest shall accrue for the period from and after such original interest payment date or redemption date, as the case may be. The principal of and interest on this Bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, except as follows. Payments in respect of the Bonds represented by Global Bonds (as defined in the Supplemental Indenture referred to below) (including principal, any redemption premium (as described in the Supplemental Indenture), if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. Payments of interest in respect of physical Bonds will be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a physical Bond will be made by wire transfer to a U.S. Dollar account maintained by the payee with a bank in the United States if such holder certifies to the Company that it is a holder of Bonds of the Sixty-seventh Series (as defined below) in an aggregate principal amount equal to or greater than $10,000,000 and elects payment by wire transfer by giving written notice to the Corporate Trustee (as defined below) to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Corporate Trustee may accept in its discretion).
This Bond is one of an issue of Bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, 4.30% Series due 2044, (referred to herein as “Bonds of the Sixty-seventh Series”), the Bonds of this series being initially limited to TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000) in aggregate principal amount at any one time outstanding (except for such additional Bonds of the Sixty-seventh Series as may be authorized pursuant to the Sixty-first Supplemental Indenture, dated as of July 2, 2014 (the “Supplemental Indenture”)), all Bonds of all series issued and to be issued under and equally secured (except in so far as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the Bonds of any particular series and except that Bonds representing future advances, if any, in excess of the maximum amount of future advances permitted to be secured by the chattel mortgage created by the Mortgage, may not be secured by such chattel mortgage equally with Bonds theretofore issued) by a Mortgage and Deed of Trust, together with any indenture supplemental thereto (including the Supplemental Indenture), dated as of April 1, 1940 (the “Mortgage”), executed by the Company to The Bank of New York Mellon Trust Company, N.A. (as successor to Guaranty Trust Company of New York) (the “Corporate Trustee”) and Richard Tarnas (the “Individual Trustee,” together with the Corporate Trustee, the “Trustees”). Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the Bonds and of the Trustees in respect thereof, the duties and immunities of the Trustees and the terms and conditions upon which the Bonds are and are to be secured and the circumstances under which additional Bonds may be issued and the definitions of terms not otherwise defined herein. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the Bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by affirmative vote of the holders of at least sixty per centum (60%) in principal amount of the Bonds then outstanding under the Mortgage and, if the rights of one or more, but less than all, series of bonds then outstanding are to be affected, then also by affirmative vote of the holders of at least sixty per centum (60%) in principal amount of the Bonds then outstanding of the series of Bonds so to be affected (excluding in any case Bonds disqualified from voting by reason of the Company’s interest therein as provided in the Mortgage); provided that, without the consent of the holder hereof, no such modification or alteration shall impair or affect the right of the holder to receive payment of the principal of and interest on this Bond, on or after the respective due dates expressed herein, or permit the creation of any lien equal or prior to the lien of the Mortgage, deprive the holder of a lien on the mortgaged and pledged property or permit the reduction of the percentages required for modification.
The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a default as in the Mortgage provided.
Subject to Sections 4, 5 and 6 of Article I of the Supplemental Indenture, at the option of the registered owner, any Bonds of the Sixty-seventh Series, upon surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, City of New York, shall be exchangeable for a like aggregate principal amount of Bonds of the same series of other authorized denominations. The Bonds of the Sixty-seventh Series may bear such legends as may be necessary to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or to conform to usage with respect thereto.
Subject to Sections 4, 5 and 6 of Article I of the Supplemental Indenture, Bonds of the Sixty-seventh Series shall be transferable upon the surrender thereof, for cancellation together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, City of New York.
The Bonds of this series are subject to redemption as provided in the Supplemental Indenture.
No recourse shall be had for the payment of the principal of, redemption premium, if any, or interest on this Bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Mortgage.
This Bond shall not become obligatory until The Bank of New York Mellon Trust Company, N.A., the Corporate Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, KANSAS GAS AND ELECTRIC COMPANY has caused this Bond to be signed in its corporate name by an authorized officer by their signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by their signature or a facsimile thereof, on ___________, 2014.
KANSAS GAS AND ELECTRIC COMPANY
By    _________________________________
Vice President & Treasurer
Attest:

Secretary

CORPORATE TRUSTEE’S CERTIFICATE
This Bond is one of the Bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Corporate Trustee
By    _________________________________
Authorized Officer

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE

Name and address of assignee must be printed or typewritten

the within Bond of KANSAS GAS AND ELECTRIC COMPANY and does hereby irrevocably constitute and appoint
Attorney
to transfer the said Bond on the books of the within-named Company, with full power of substitution in the premises.
Dated: ________________

Exhibit B

FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE
OR REGISTRATION OF TRANSFER OF BONDS

Re:    First Mortgage Bonds, 4.30% Series due July 15, 2044 of Kansas Gas and Electric Company.
This Certificate relates to $_____ principal amount of Bonds of the Sixty-seventh Series held in **    Fill in blank or check appropriate box, as applicable.______ book-entry or *______ definitive form by _____________________ (the “Transferor”).
The Transferor has requested the Corporate Trustee by written order to exchange or register the transfer of a Bond or Bonds.
In connection with such request and in respect of each such Bond, the Transferor does hereby certify that the Transferor is familiar with the Mortgage relating to the above-captioned Bonds and in connection with the transfer or exchange of any Bonds evidenced by this certificate occurring prior to the date that is one year after the later of the date of the original issuance of such Bonds or any additional Bonds of the Sixty-seventh Series and the last date, if any, on which such Bonds were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Bonds are being:*
1    acquired for the Transferor’s own account without transfer; or
2    transferred to the Company; or

3    transferred to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), in accordance with Rule 144A under the Securities Act; or
4    transferred pursuant to an effective registration statement under the Securities Act; or
5    transferred pursuant to and in compliance with Regulation S under the Securities Act; or
6    transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Corporate Trustee will refuse to register any of the Bonds evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) or (6) is checked, the Corporate Trustee or the Company, prior to registering any such transfer of the Bonds, shall receive customary legal opinions, certifications and such other information as the Corporate Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:
Address:

Date:

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Bond for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: _________________

Exhibit C

[TO BE ATTACHED TO GLOBAL BOND]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL BOND

The following increases or decreases in this Global Bond have been made

Date of Exchange	Amount of increase in Principal Amount of this Global Bond	Amount of decrease in Principal Amount of this Global Bond	Principal Amount of this Global Bond following each decrease or increase	Signature of authorized signatory of Corporate Trustee or Securities Custodian

Exhibit D

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
WITH TRANSFERS PURSUANT TO REGULATION S

[Date]

Kansas Gas and Electric Company
818 South Kansas Avenue
Topeka, Kansas 66612

The Bank of New York Mellon Trust Company, N.A., as Corporate Trustee
2 N. LaSalle Street, Suite 1020
Chicago, Illinois 60602

Re:    Kansas Gas and Electric Company
4.30% First Mortgage Bonds Due 2044 (the “Securities”)

Ladies and Gentlemen:

In connection with our proposed sale of $[         ] aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulations under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
(a)    the offer of the Securities was not made to a person in the United States;

(b)    either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;
(c)    no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and
(d)    the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(l) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(l), as the case may be.
You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature